Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alumis Inc. of our report dated April 10, 2024, except for the effects of the reverse stock split discussed in Note 15 to the consolidated financial statements, as to which the date is June 24, 2024, relating to the financial statements, which appears in Alumis Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-280068).

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 1, 2024